                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): April 13, 2004
         --------------------------------------------------------------


                              Hanover Direct, Inc.
          -------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


                                     1-12082
                         ------------------------------
                            (Commission File Number)


                Delaware                                  13-0853260
   -----------------------------------           -----------------------------
      (State or Other Jurisdiction                     (I.R.S. Employer
            of Incorporation)                       Identification Number)


             115 River Road
          Edgewater, New Jersey                              07020
 ----------------------------------                     --------------
          (Address of Principal                           (Zip Code)
           Executive Offices)



       Registrant's telephone number, including area code: (201) 863-7300
                                                           --------------



 -------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 9.  REGULATION FD DISCLOSURE.


         Hanover Direct, Inc. (the "Company") held a conference call on Tuesday, April 13, 2004, to review the fiscal 2003 results and related matters with participants. On the call, the Company provided a statement of guidance as to where the Company sees fiscal year 2004, substantially as follows:

         "EBITDA for fiscal year 2004 will be approximately $16 to $18 million, an approximate increase of between 15 and 30% over the prior year's EBITDA of $13.9 million which is expected to come primarily from brand-level EBITDA performance improvements and continued cost reductions."

         A re-play of the conference call is available until 5:00 p.m. Eastern Standard Time on April 14, 2004 and can be accessed by calling 877-519-4471 (domestic) and 973-341-3080 (International) and entering the Reservation No.:
4685907. You are encouraged to listen to such call in its entirety.

         Portions of the foregoing statement of guidance made by management in the conference call may be deemed to constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

         The following material identifies important factors that could cause actual results to differ materially from those expressed in such forward-looking statements:

- A general deterioration in economic conditions in the United States leading to reduced consumer confidence, reduced disposable income and increased competitive activity and the business failure of companies in the retail, catalog and direct marketing industries. Such economic conditions leading to a reduction in consumer spending generally and in-home fashions specifically, and leading to a reduction in consumer spending specifically with reference to other types of merchandise the Company offers in its catalogs or over the Internet, or which are offered by the Company's third party fulfillment clients.

- Customer response to the Company's merchandise offerings and circulation changes; effects of shifting patterns of e-commerce versus catalog purchases; costs associated with printing and mailing catalogs and fulfilling orders; effects of potential slowdowns or other disruptions in postal service; dependence on customers' seasonal buying patterns; and fluctuations in foreign currency exchange rates. The ability of the Company to reduce unprofitable circulation and to effectively manage its customer lists.

- The ability of the Company to achieve projected levels of sales and the ability of the Company to reduce costs commensurate with sales projections. Increases in postage, printing and paper prices and/or the inability of the Company to reduce expenses generally as required for profitability and/or increase prices of the Company's merchandise to offset expense increases.

- The failure of the Internet generally to achieve the projections for it with respect to growth of e-commerce or otherwise, and the failure of the Company to increase Internet sales. The success of the Amazon.com venture. The imposition of regulatory, tax or other requirements with respect to Internet sales. Actual or perceived technological difficulties or security issues with respect to conducting e-commerce over the Internet generally or through the Company's Web sites or those of its third party fulfillment clients specifically.

- The ability of the Company to attract and retain management and employees generally and specifically with the requisite experience in e-commerce, Internet and direct marketing businesses. The ability of employees of the Company who have been promoted as a result of the Company's strategic business realignment program to perform the responsibilities of their new positions.

- A general deterioration in economic conditions in the United States leading to key vendors and suppliers reducing or withdrawing trade credit to companies in the retail, catalog and direct marketing industries. The risk that key vendors or suppliers may reduce or withdraw trade credit to the Company, convert the Company to a cash basis or otherwise change credit terms, or require the Company to provide letters of credit or cash deposits to support its purchase of inventory, increasing the Company's cost of capital and impacting the Company's ability to obtain merchandise in a timely manner. The ability of the Company to find alternative vendors and suppliers on competitive terms if vendors or suppliers who exist cease doing business with the Company.

- The inability of the Company to timely obtain and distribute merchandise, leading to an increase in backorders and cancellations.

- Defaults under the Congress Credit Facility, or inadequacy of available borrowings thereunder, reducing or impairing the Company's ability to obtain letters of credit or other credit to support its purchase of inventory and support normal operations, impacting the Company's ability to obtain, market and sell merchandise in a timely manner.

- Continued compliance by the Company with and the enforcement by Congress of financial and other covenants and limitations contained in the Congress Credit Facility, including net worth, net working capital, capital expenditure and EBITDA covenants, and limitations based upon specified percentages of eligible receivables and eligible inventory, and the requirement that the Company maintain $3.0 million of excess credit availability at all times, affecting the ability of the Company to continue to make borrowings under the Congress Credit Facility.

- Continuation of the Company's history of operating losses, and the incidence of costs associated with the Company's strategic business realignment program, resulting in the Company failing to comply with certain financial and other covenants contained in the Congress Credit Facility, including net worth, net working capital, capital expenditure and EBITDA covenants and the ability of the Company to obtain waivers from Congress in the event that future internal and/or external events result in performance that results in noncompliance by the Company with the terms of the Congress Credit Facility requiring remediation.

- The ability of the Company to realize the aggregate cost savings and other objectives anticipated in connection with the strategic business realignment program, or within the time periods anticipated therefor. The aggregate costs of effecting the strategic business realignment program may be greater than the amounts anticipated by the Company.

- The ability of the Company to maintain advance rates under the Congress Credit Facility that are at least as favorable as those obtained in the past due to market conditions affecting the value of the inventory which is periodically re-appraised in order to re-set such advance rates.

- The ability of the Company to dispose of assets related to its third party fulfillment business, to the extent not transferred to other facilities.

- The initiation by the Company of additional cost cutting and restructuring initiatives, the costs associated therewith, and the ability of the Company to timely realize any savings anticipated in connection therewith.

- The ability of the Company to maintain insurance coverage required in order to operate its businesses and as required by the Congress Credit Facility. The ability of the Company to obtain certain types of insurance, including directors' and officers' liability insurance, or to accept reduced policy limits or coverage, or to incur substantially increased costs to obtain the same or similar coverage, due to recently enacted and proposed changes to laws and regulations affecting public companies, including the provisions of the Sarbanes-Oxley Act of 2002 and rules of the Securities and Exchange Commission thereunder.

- The inability of the Company to access the capital markets due to market conditions generally, including a lowering of the market valuation of companies in the direct marketing and retail businesses, and the Company's business situation specifically.

- The inability of the Company to sell non-core or other assets due to market conditions or otherwise.

- The inability of the Company to redeem the Series C Participating Preferred Stock.

- The ability of the Company to maintain the listing of its Common Stock on the American Stock Exchange.

- The continued willingness of customers to place and receive mail orders in light of worries about bio-terrorism.

- The ability of the Company to sublease, terminate or renegotiate the leases of its vacant facilities in Weehawken, New Jersey and other locations.

- The ability of the Company to achieve a satisfactory resolution of the various class action lawsuits that are pending against it, including the Wilson case.

- The ability of the Company to evaluate and implement the requirements of the Sarbanes-Oxley Act of 2002 and the rules of the Securities and Exchange Commission thereunder, as well as recent changes to listing standards by the American Stock Exchange, in a cost effective manner.

- The ability of the Company to achieve cross channel synergies, create successful affiliate programs, effect profitable brand extensions or establish popular loyalty and buyers' club programs.

- Uncertainty in the U.S. economy and decreases in consumer confidence leading to a slowdown in economic growth and spending resulting from the invasion of, war with and occupation of Iraq, which may result in future acts of terror. Such activities, either domestically or internationally, may affect the economy and consumer confidence and spending within the United States and adversely affect the Company's business.

- Softness in demand for the Company's products.

- The inability of the Company to continue to source goods from foreign sources, particularly India and Pakistan, leading to increased costs of sales.

- The possibility that all or part of the summary judgment decision in the matter of Rakesh K. Kaul v. Hanover Direct, Inc. will be overturned on appeal.

- Reductions in unprofitable circulation leading to loss of revenue, which is not offset by a reduction in expenses.

- Any significant increase in the Company's return rate experience as a result of the recent change in its return policy or otherwise.

     The Company undertakes no obligation to publicly update any forward looking statement whether as a result of new information, future events or otherwise. Readers are advised, however, to consult any further disclosures the Company may make on related subjects in its Forms 10-Q, 8-K, 10-K or any other reports filed with the Securities and Exchange Commission.

                                   SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              HANOVER DIRECT, INC.
                              -----------------------------------------
                                         (Registrant)

April 13, 2004                By:    /s/ Charles E. Blue
                              -----------------------------------------
                              Name:  Charles E. Blue
                              Title: Senior Vice President and
                                     Chief Financial Officer